Beyond Li-ion™

SES AI Receives Continued Listing Notice from NYSE

SES AI Intends to Return to Compliance with NYSE Standard

Notice Does Not Impact Trading of the Company’s Class A Common Stock

Woburn, MA (September 27, 2024) - SES AI Corporation (“SES AI”) (NYSE: SES), a global leader in the development and manufacturing of high-performance Li-Metal batteries, today announced that, on September 26, 2024, it had received a notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of its Class A common stock was less than $1.00 per share over a period of 30 consecutive trading days, which is the minimum average closing price required to maintain continued listing on the NYSE.

SES AI will respond to the NYSE within 10 business days of receipt of the notice regarding its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements.

The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company’s Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s Class A common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

About SES AI:

SES AI Corp. (NYSE: SES) is powering the future of global electric transportation on land and in the air with the world’s most advanced Li-Metal batteries. SES AI is the first battery company in the world to accelerate its pace of innovation by utilizing superintelligent AI across the spectrum of its business, from research and development; materials sourcing; cell design; engineering and manufacturing; to battery health and safety monitoring. Founded in 2012, SES AI is an Li-Metal battery developer and manufacturer

© 2024 SES AI Corp., Confidential and Proprietary

headquartered in Boston and with operations in Singapore, Shanghai, and Seoul. Learn more at SES.AI.

SES AI may use its website as a distribution channel of material company information. Financial and other important information regarding SES AI is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES AI’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains statements that SES AI believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s ability to maintain the listing of its Class A common stock on the NYSE and intention to consider alternatives to cure the NYSE continued listing requirement deficiency, including by action that would require a stockholder vote. These statements are based on the beliefs and assumptions of the management of SES AI. Although SES AI believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of SES AI’s assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period; the Company’s ability to continue to comply with the applicable listing standards of the NYSE; the volatility of SES AI’s Class A common stock and value of SES AI’s public warrants; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 27, 2024 and other documents filed from time to time with the SEC. There may be additional risks that SES AI presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES AI’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES AI anticipates that subsequent events and developments will cause its assessments to change. However, while SES AI may elect to update these forward-looking statements at some point in the future, SES AI specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as

© 2024 SES AI Corp., Confidential and Proprietary

representing SES AI’s assessments as of any date subsequent to the date of this press release.

Contacts:

For the media:

pr@ses.ai

For investors:

ir@ses.ai

© 2024 SES AI Corp., Confidential and Proprietary